SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2006

HYDROGEN POWER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7315 East Peakview Avenue
Englewood, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

Equitex, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On June 16, 2006, Hydrogen Power International, Inc., formerly known as Equitex, Inc., (the “Company”) executed a Termination of Warrant Agreement (the “Termination Agreement”) by and between the Company and Corporate Stock Transfer (the “Warrant Agent”), with respect to a Warrant Agreement dated as of February 7, 2005 (the “Warrant Agreement”). Through the Termination Agreement the Company’s Common Stock Class A Redeemable Warrants (the “Class A Warrants”), Common Stock Class B Redeemable Warrants (the “Class B Warrants”), Common Stock Class C Redeemable Warrants (the “Class C Warrants”) and Common Stock Class D Redeemable Warrants (the “Class D Warrants”) were extinguished and terminated.

On February 8, 2005, the Company began a dividend distribution of an aggregate of 3,046,038 Class A Warrants and 3,046,038 Class B Warrants to purchase an equivalent number of shares of the Company’s common stock, respectively. The dividend distribution was made to the Company’s stockholders of record as of February 7, 2005. The terms of the Class A Warrants and Class B Warrants are governed by the Warrant Agreement. Among other things, the Warrant Agreement states that neither the Class A nor Class B Warrants are exercisable until the effectiveness of a registration statement covering the issuance of common stock upon exercise of the Class A and Class B Warrants.

On April 28, 2005, the Company filed with the SEC a Registration Statement on Form S-3 for the registration of the issuance of common stock upon exercise of the Class A and Class B Warrants. After the filing of the S-3 Registration Statement, the SEC Staff took the position that the Company’s distribution of the Class A and Class B Warrants constituted a simultaneous unregistered and non-exempt offer of the common stock purchasable under such warrants, which simultaneous offer was a violation of Section 5 of the Securities Act of 1933. As a result, the Company’s S-3 Registration Statement was never declared effective and was withdrawn on May 24, 2006.

On August 30, 2005, the Company filed with the SEC a Registration Statement on Form S-4 for the registration of (i) the exchange of the Class A and Class B Warrants for the Class C Warrants and Class D Warrants, and (ii) the registration of issuance of common stock upon the exercise of the Class C and Class D Warrants. In connection with the exchange offer contemplated by the S-4 Registration Statement, the Company reached an agreement with the Warrant Agent to enter into a new Warrant Agreement in August 2005 with terms and conditions substantially identical to the existing Warrant Agreement (the “New Warrant Agreement”). The New Warrant Agreement has not, however, been executed and delivered by the parties. The Company’s S-4 Registration Statement was never declared effective and was withdrawn on May 24, 2006.

The Termination Agreement is filed as Exhibit 4.1 to this current report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2006, Mr. Michael S. Casazza, resigned as a director of the Company. There were no known disagreements between Mr. Casazza and the Company. At the time of his resignation, Mr. Casazza was not a member of any committee of the board of directors.

A copy of Mr. Casazza’s letter of resignation is filed as Exhibit 17.1 to this current report.

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Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit	Description
4.1
Termination of Warrant Agreement effective as of June 16, 2006, by and between Equitex, Inc., a Delaware corporation, and Corporate Stock Transfer, with respect to that certain Warrant Agreement dated as of February 7, 2005. (Filed herewith)

17.1	Correspondence from Michael S. Casazza dated June 16, 2006. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN POWER INTERNATIONAL, INC.
Date: June 22, 2006	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary

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EXHIBIT INDEX

Exhibit	Description
4.1
Termination of Warrant Agreement effective as of June 16, 2006, by and between Equitex, Inc., a Delaware corporation, and Corporate Stock Transfer, with respect to that certain Warrant Agreement dated as of February 7, 2005. (Filed herewith)

17.1	Correspondence from Michael S. Casazza dated June 16, 2006. (Filed herewith)